            Guidelines for Certification of Taxpayer Identification
                         Number on Substitute Form W-9
                                                                   EXHIBIT 99.5
Obtaining a Number
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), or an individual retirement plan.
 . The United States, or any subdivision or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a).
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.

Payments not Generally Subject to Backup Withholding
Payment of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYER, FURNISH YOUR TIN, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the Treasury regulations under sections 6041, 6041A(a), 6045, 6050A. (All "section" references herein are to the Internal Revenue Code of 1986).

Privacy Act Notice--Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish TIN--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

For additional information contact your tax consultant or the IRS.

            Guidelines for Certification of Taxpayer Identification
                         Number on Substitute Form W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------   --------------------------------------

                          Give the
For this type of          SOCIAL SECURITY
account:                  number of--
---------------------------------------------
1. An individual's        The individual
   account
2. Two or more            The actual owner of
   individuals (joint     the account or, if
   account)               combined funds, any
                          one of the
                          individuals (1)
3. Husband and wife       The actual owner of
   (joint account)        the account or, if
                          joint funds, either
                          person(1)
4. Custodian account of   The minor(2)
   a minor (Uniform Gift
   to minors Act)
5. Adult and minor        The adult or, if
   (joint account)        the minor is the
                          only contributor,
                          the minor(1)
6. Account in the name    The ward, minor, or
   of guardian or         incompetent
   committee for a        person(3)
   designated ward,
   minor, or incompetent
   person
7. a.  The usual          The grantor-
       revocable savings  trustee(1)
       trust account
       (grantor is also
       trustee)
   b.  So-called trust    The actual owner(1)
       account that is
       not a legal or
       valid trust under
       State law
---------------------------------------------

                         Give the
For this type of         SOCIAL SECURITY
account:                 number of--
 8. Sole proprietorship  The owner(4)
    account
 9. A valid trust,       Legal entity (Do
    estate, or pension   not furnish the
    fund                 identifying number
                         of the personal
                         representative or
                         trustee unless the
                         legal entity itself
                         is not designated
                         in the account
                         title.)(5)
10. Corporate account    The corporation
11. Religious,           The organization
    charitable, or
    educational
    organization
    account
12. Partnership account  The partnership
    held in the name of
    the business
13. Association, club,   The organization
    or other tax-exempt
    organization
14. A broker or          The broker or
    registered nominee   nominee
15. Account with the     The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school,
    district, or
    prison) that
    receives
    agricultural
    program payments
---------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's social security number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.